                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT
                             --------------------


    This Agreement is made as of the 15th day of January, 1997 between DocuCorp, Inc., a Delaware corporation (the "Company"), and Samuel M. Wilkes (the "Employee").

                                   RECITALS
                                   --------

    The Employee is currently employed as an executive officer of FormMaker Software, Inc. ("FSI"), which is becoming a wholly-owned subsidiary of the Company on the effective date of a merger of another wholly-owned subsidiary of the Company into FSI (the "Merger"). The Company desires to continue the employment of the Employee, and the Employee desires to continue to provide services to the Company, upon the terms and conditions hereinafter set forth.

    This Agreement is being entered into contemporaneously with the execution of an Agreement and Plan of Merger between and among the Company, FSI, Image Sciences, Inc. ("ISI"), and two wholly-owned subsidiaries of the Company (the "Merger Agreement").

                                  WITNESSETH:
                                  ----------
    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.  Employment.
    ----------

    Effective upon the Merger, the Company hereby employs the Employee as Senior Vice President of the Company, and the Employee hereby accepts such employment. During the term of the Employee's employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as are assigned by the Board of Directors of the Company (the "Board") or by the Chief Executive Officer of the Company with respect to the business of the Company and of any of its controlled or majority-owned subsidiaries which are consistent with his position as Senior Vice President of the Company.

2.  Performance.
    -----------

    The Employee shall devote substantially all of his business efforts to the performance of his duties hereunder; provided, however, that the Employee may devote reasonable periods of time to charitable and community activities and to personal business and investment activities so long as they do not interfere with the performance of his duties hereunder. Employee's place of work shall be Atlanta, Georgia, unless otherwise agreed by him.

3.  Term.
    ----

    The Employment Term shall begin on the effective date of the Merger and shall continue indefinitely until terminated in accordance with Sections 5 or 6.

4.  Compensation for Employment.
    ---------------------------

    (a) The basic annual rate of compensation of the Employee for his employment services to the Company during the Employment Term shall be the same amount (up to $157,500) on an annualized basis as Employee was entitled to under the Employment Agreement between FSI and Employee, dated December 20, 1995 immediately prior to the Merger (such amount, as adjusted in accordance with this Section 4, is referred to herein as the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the normal payroll policies of the Company. The Salary may be adjusted upward on an annual basis as the Board may approve, in its sole discretion, but the Salary shall not be decreased. In connection with the annual review of the Salary, the Board shall consider changes in the cost of living, the Employee's own performance, the Company's performance and such other factors as the Board may deem appropriate. The Board may delegate to a Compensation Committee of the Board any review or other action to be performed by the Board under this Agreement.

    (b) The Employee shall participate in any incentive compensation plan that the Company may maintain for its top-level executives, including any bonus plan, as the same may be in effect from time to time during the Employment Term.

    (c) During the Employment Term, the Company shall provide the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits").

    (d) Pursuant to a Non-Qualified Stock Option Grant Letter dated September 30, 1996 from FSI to the Employee (the "Grant Letter"), the Employee received options to purchase 175,000 shares of FSI's Common Stock. The Merger Agreement provides that in exchange for these FSI options the Employee will receive options to purchase certain shares of the Company's Class A Common Stock ("Company Options") at an exercise price that is proportionally equivalent to the exercise price under the related FSI options. The Company shall cause the Company Options that will be received by the Employee pursuant to the Merger Agreement to vest at the same time and in the same manner as provided in the Grant Letter; provided, however, that if the Employment Term continues until October 1, 1997 or if the Employment Term is terminated by the Company without cause prior to that date, then the Company Options that would otherwise vest and become exercisable on January 1, 1998 pursuant to the operation of the preceding sentence shall vest and become exercisable on October 1, 1997. The stock option agreement between the Employee and the Company shall be no less favorable to the Employee than the Grant Letter and shall, in any event, provide for a 2 year exercise period for such Company Options following the termination of the Employment Term.

5.  Termination Without Compensation.
    --------------------------------

    (a) Total Disability.  If the Employee becomes totally disabled (as defined
        ----------------
below), the Company may terminate the Employment Term by notice to the Employee, and as of the termination date, the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; and (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this
Section 5(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

    (b) Death.  If the Employee dies, this Employment Agreement shall
        -----
terminate on the date of death, and thereafter the Company shall not have any further liability or obligation to the Employee or to his executors, administrators, heirs, assigns or any other person claiming under or through him (each, a "Legal Representative") except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, without prejudice to any other rights or benefits to which the Employee's estate may be entitled as a consequence of the Employee's death, such as the proceeds from any life insurance policies that may be maintained for the Employee's benefit from time to time.

    (c) Cause.  The Company may terminate the Employment Term for "cause"
        -----
by giving the Employee 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean, exclusively, (i) a material failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, (ii) the conviction of the Employee of a felony or other criminal act involving moral turpitude, or (iii) conduct by the Employee in his office with the Company that is grossly inappropriate, including dishonesty and misappropriation of funds, in each case as determined by the Board acting reasonably and in good faith. In the case of a termination for "cause," the notice of termination shall specify the basis for the Company's determination of "cause"; provided, however, that in the case of conduct described in clause (i) above, such conduct shall not constitute "cause" for the purposes of this paragraph (c) unless (A) the Board shall have given the Employee notice setting forth with specificity (1) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 30 days) within which the Employee may take such remedial action, and (B) the Employee shall not have taken such specified remedial action within such specified reasonable time.

6.  Termination With Compensation.
    -----------------------------

    (a) Without Cause.  The Company shall have the right to terminate the
        -------------
Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Company shall pay to the Employee each month for a period of 12 months from the date of termination an amount equal to one-twelfth of the Salary in effect immediately prior to the notice of termination (the "Termination Payment"). As of such termination date, the Company shall not have any further liability or obligation to the Employee other than to pay the Termination Payment and to provide the Employee with any unpaid Salary and Fringe Benefits that have accrued through the date of termination. Notwithstanding the foregoing, the Company shall not be obligated to pay the Termination Payment unless the Employee delivers a Release in the form attached hereto as Exhibit "B."

    (b) Termination for Good Reason.  The Employee may terminate the Employment
        ---------------------------
Term at any time for "good reason" by giving the Company 30 days' notice of the termination date. For purposes of this Agreement, "good reason" shall mean, exclusively, a material failure of the Company to observe or perform any of the material terms or provisions of this Agreement, including, for example, any reduction in the Salary, the exclusion of the Employee from participation in any new compensation or benefit arrangement generally offered to similarly situated employees of the Company, or a reduction in the Employee's level of responsibility, position (including office, title or reporting relationships), authority or duties (including changes resulting from the assignment to the Employee of any duties inconsistent with his positions, duties or responsibilities as in effect on the date of this Agreement), in each case as determined by the Employee acting reasonably and in good faith. The Employee's notice of termination hereunder shall specify the basis for the Employee's determination of "good reason"; provided, however, that the Company's conduct shall not constitute "good reason" for the purposes of this paragraph (b) unless
(i) the Employee shall have given the Board notice setting forth with specificity (A) the conduct deemed to constitute "good reason," (B) reasonable action that would remedy the objectionable conduct, and (C) a reasonable time (not less than 30 days) within which the Company may take such remedial action, and (ii) the Company shall not have taken such specified remedial action within such specified reasonable time. In the case of a termination for "good reason," the Company shall pay to the Employee each month for a period of 12 months from the date of termination an amount equal to one-twelfth of the Salary in effect immediately prior to the notice of termination (the "Termination Payment"). As of such termination date, the Company shall not have any further liability or obligation to the Employee other than to pay the Termination Payment and to provide with the Employee with any unpaid Salary and Fringe Benefits that have accrued through the date of termination. Notwithstanding the foregoing, the Company shall not be obligated to pay the Termination Payment unless the Employee delivers a Release in the form attached hereto as Exhibit "B."

    (c) Resignation.  The Employee shall have the right to terminate the
        -----------
Employment Term at any time for any reason or no reason by giving the Company 60 days' notice of the termination date. Under such circumstances, the Company shall pay to the Employee each month for a period of six months from the date of termination an amount equal to one-sixth of the Salary in effect immediately prior to the notice of termination (the "Resignation Payment"). As of such termination date, the Company shall not have any further liability or obligation to the Employee other than to pay the Resignation Payment and to provide the Employee with any unpaid Salary and Fringe Benefits that have accrued through the date of termination. Notwithstanding the foregoing, the Company shall not be obligated to pay the Resignation Payment unless the Employee delivers a Release in the form attached hereto as Exhibit "B."

7.  Agreement Not to Compete.
    ------------------------

    During the Non-Competition Period (defined below), the Employee shall not, within those States of the United States in which the Company conducts its business, sells its products or services, or offers its products or services for sale, engage, directly or indirectly, in any supervisory, managerial or other executive-level capacity, in any business that shall be competitive with any of those business activities in which the Company is engaged as of the date of this Agreement, which business activities consist of the development, marketing, licensing, maintenance, print outsourcing and support of software products or systems used in document automation, nor shall the Employee hire any employee of the Company or its subsidiaries or any former employee of the Company or its subsidiaries during the six (6) months period immediately following such former employee's termination or solicit any employee for the purpose of inducing the employee to terminate his or her employment with the Company or its subsidiaries. In addition, during the Non-Competition Period, the Employee shall not within those States of the United States in which the Company conducts its business, sells its products or services, or offers its services or products for sale, engage, directly or indirectly, in, or have any interest on behalf of himself or others in, any person, firm, corporation or business (whether as a director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that shall be competitive with any of those business activities in which the Company is engaged as of the date of this Agreement, which business activities consist of the development, marketing, licensing, maintenance and support of software products or systems used in document automation; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the ownership of not more than a 5% equity interest in any entity which is engaged in any of the foregoing business activities. The document automation business conducted by Policy Management Systems Corporation as of the date hereof shall be deemed to be competitive with the business activities of the Company for the purposes of this Section 7. In addition, during that part of any Non-Competition Period for which the Employee shall no longer be employed by the Company, the Employee shall not solicit any customer of the Company with which he had contact during the Employment Term. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or territory, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. The term "Non-Competition Period" means the period during which the Employee is employed by the Company plus one year. On each anniversary of the date hereof, the parties shall attempt in good faith to agree on a new description of the Company's business that reflects the business in which the Company is then engaged. If the parties agree on any such new description, such new description shall be attached hereto as Exhibit "C" and be substituted for the description specified above in the first sentence of this Section 7 or for such other description as may have been previously agreed upon and attached as Exhibit "C." If the parties do not agree upon a new description, the most recently agreed-upon description shall govern until the parties agree upon a subsequent new description. The parties acknowledge that the covenants not to compete and not to hire in this Section 7 is ancillary to the Merger and not ancillary to the Employee's employment by the Company. The Employee further acknowledges that he is receiving significant benefits as a result of the Merger.

8.  Inventions, Designs and Product Developments.
    --------------------------------------------

    All inventions, innovations, designs, ideas and product developments, developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during his employment by the Company prior to the commencement of the Employment Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 8.

9.  Confidential Information.
    ------------------------

    (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." The Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner, in each such case (A) during the Employment Term and indefinitely thereafter with respect to any Company Information that constitutes a "trade secret" under the Georgia Trade Secrets Act and (B) during the Employment Term and for a period of two years thereafter in the case of other Company Information.

    (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10. Remedies.
    --------

    (a) The Employee expressly acknowledges that the remedy at law for any breach of Sections 7, 8 or 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to paragraph (b) of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

    (b) Except as set forth in paragraph (a) of this Section 10 with respect to a breach of Section 7, 8 or 9, any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise relating to Employee's employment, compensation and benefits with the Company, or the termination thereof, excluding unemployment and workers' compensation, shall be settled by arbitration in Atlanta, Georgia, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA") then in effect to the extent provided herein, and except as modified herein; provided, however, that (i) the "panel" of arbitrators as used in the AAA Rules shall consist of a single arbitrator; (ii) the arbitrator shall be an attorney licensed to practice law in Georgia who has experience in employment matters;
(iii) the arbitrator shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; (iv) the arbitrator shall be required to follow established principles of substantive law and the law governing burdens of proof; (v) only legally protected rights may be enforced in arbitration; (vi) any award must be supported by substantial record evidence and (vii) any demand for arbitration must be filed and served, if at all, within 180 days of the occurrence of the act or omission complained of. Any claim or controversy not submitted to arbitration in accordance with this Section 10(b) shall be considered waived and, thereafter, no arbitrator or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Section 10(b) shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof, provided it conforms to established principles of law and is supported by substantial record evidence.

11. Indemnification.
    ---------------

    The Company shall indemnify the Employee (and legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

12. Subsequent Employment.
    ---------------------

    The Employee's right to receive benefits under this Agreement shall not be reduced by reason of his employment with any other employer after termination of the Employment Term. Any compensation for services rendered or consulting fees earned after the date of termination shall not diminish the Employee's right to receive all amounts due hereunder. Upon termination of his employment, the Employee shall not be obligated to provide advisory and consulting services to the Company or its successor.

13. General.
    -------

    (a) Governing Law.  The terms of this Agreement shall be governed by the
        -------------
laws of the State of Georgia.

    (b) Company.  For purposes of Sections 7, 8, 9 and 10, the term "Company"
        -------
shall be deemed to include FSI, MicroDynamics, Ltd. and ISI.

    (c) Binding Effect.  All of the terms and provisions of this Agreement
        --------------
shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors

(including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

    (d) Notices.  All notices required to be given under this Agreement shall be
        -------
in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

        TO EMPLOYEE:

             Mr. Samuel M. Wilkes
             218 West Paces Ferry Road
             Atlanta, GA  30305

        TO THE COMPANY:

             DocuCorp, Inc.
             5910 North Central Expressway
             Suite 800
             Dallas, TX 75206
             FAX: (214) 891-6678
             Attention: Michael D. Andereck, President

    (e) Entire Agreement; Modification.  This Agreement constitutes the
        ------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

    (f) Duration.  Notwithstanding the termination of the Employment Term
        --------
and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

    (g) Waiver.  No waiver of any breach of this Agreement shall be construed
        ------
to be a waiver as to succeeding breaches.

    (h) Severability.  If any provision of this Agreement or application thereof
        -------------
to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (i) Interpretation.  Unless the context of this Agreement clearly requires
        --------------
otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iii) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (iv) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and paragraph references are to this Agreement unless otherwise specified.

    (j) Prior FSI Agreements.  The Employment Agreement between FSI and the
        --------------------
Employee, dated December 20, 1995, and any other employment agreements or arrangements between FSI and the Employee shall terminate on the effective date of the Merger.

                   [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]


          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.


                                 DOCUCORP, INC.


                                 By:
                                    -------------------------
                                    Name:
                                    Title:



                                 ----------------------------
                                 SAMUEL M. WILKES


Agreement only as to Section 13(j)

FORMMAKER SOFTWARE, INC.


By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

                                FRINGE BENEFITS
                                ---------------



     (a) Health insurance for the Employee, with the same benefits generally provided to the Company's most senior executive employees from time to time during the Employment Term.

     (b) Eligibility to participate in any 401(k) savings plans maintained by the Company during the Employment Term.

     (c) Automobile allowance of $540 per month.

     (d) Term life insurance in an amount equal to $150,000.

     (e) Eligibility to participate in any employee stock option plan maintained by the Company during the Employment Term.

     (f) Reimbursement, in accordance with the Company's policies, upon proper accounting, of reasonable expenses and disbursements incurred by the Employee in the course of his duties, including the monthly fee of a mobile telephone and charges for any business telephone calls.

     (g) Reimbursement of club membership dues of up to $175 per month.

     (h) Paid holidays in accordance with the Company's policies.

     (i) Paid vacation of three weeks per year.

     (j) Disability insurance substantially similar to that in place on the date hereof.

                                                                       EXHIBIT B

                                FORM OF RELEASE
                                ---------------


     This Release is granted effective as of the ____ day of _______, 199_ by Samuel M. Wilkes (the "Employee") in favor of DocuCorp, Inc. (the "Company"). This is the Release referred to in Section 6 of that certain Employment Agreement dated as of January __, 1997 by and between the Company and the Employee (the "Employment Agreement").

     In consideration of the Company's promises and covenants as recited in the Employment Agreement, with respect to which this Release is an integral part, the Employee, for himself, his successors and assigns, now and forever, hereby releases and discharges the Company and its officers, directors, stockholders, employees, agents, subsidiaries, affiliates, successors, assigns, and attorneys from any and all causes of action, suits, debts, claims, demands or liabilities, in law or in equity, whether known or unknown or suspected to exist by the Employee, which the Employee ever had or may now have, from the beginning of time to the date of this Release arising from the employment relation between the parties, including without limitations, any causes of action, suits, debts, claims, demands or liabilities (i) in connection with any privacy right, civil rights claim, claim for emotional and mental distress; the Employee's employment with the Company; or the termination or that employment; or (ii) pursuant to any federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race or other forms of discrimination, including the Age Discrimination in Employment Act; provided, however, that this Release covers only claims that the Employee may have under the Age Discrimination in Employment Act as of the effective date of this Release, but excluding from such release and discharge any right or interest of Employee or obligations of the Company due under or described in the Employment Agreement pertaining to Termination or Resignation Payments, Stock Options or other benefits that are contemplated under the Employment Agreement to survive the employment term. Furthermore, nothing in this Release shall modify, impair or otherwise affect any of the Employee's rights as a shareholder or option holder of the Company.

     The Employee agrees that he has carefully read this Release and is signing it voluntarily. The Employee acknowledges that he has had twenty-one (21) days from receipt of this Release to review it prior to signing. The Employee has the right to revoke this release within seven (7) days from the date of its execution by him. However, if the Employee fails to execute this Release or revokes this Release within such seven (7) day period, no Termination Payment or Resignation Payment, as the case may be (as such terms are defined in the Employment Agreement), will be payable to him and he shall return to the payor any payments thus received prior to that date.

     THE EMPLOYEE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. THE EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.